Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	March 4, 2009

Issuer Name and Ticker or Trading Symbol:	Domino’s Pizza, Inc. (DPZ)

Designated Filer:	Blue Harbour Group, LP

Other Joint Filers:	Blue Harbour Strategic Value Partners Master Fund, LP; Blue Harbour Institutional Partners Master Fund, L.P.; Blue Harbour GP, LLC; Blue Harbour Holdings, LLC; and Clifton S. Robbins

Address of Joint Filers:	The principal business address of each of the Joint Filers listed above is 646 Steamboat Road, Greenwich, CT 06830.

Relationship of Joint Filer to Issuer:	10% Owner (1)

Signatures:

BLUE HARBOUR STRATEGIC VALUE

PARTNERS MASTER FUND, LP

By: Blue Harbour GP, LLC, its general partner

By:	/s/ Clifton S. Robbins
Name:	Clifton S. Robbins
Title:	Managing Member

BLUE HARBOUR INSTITUTIONAL PARTNERS MASTER FUND, L.P.

By: Blue Harbour GP, LLC, its general partner

By:	/s/ Clifton S. Robbins
Name:	Clifton S. Robbins
Title:	Managing Member

BLUE HARBOUR GP, LLC

By:	/s/ Clifton S. Robbins
Name:	Clifton S. Robbins
Title:	Managing Member
Title: Managing Member

BLUE HARBOUR HOLDINGS, LLC

By:	/s/ Clifton S. Robbins
Name:	Clifton S. Robbins
Title:	Managing Member
Title:

/s/ Clifton S. Robbins

Clifton S. Robbins

(1) Prior to the transaction reported in this Form 4. Directly owned by Blue Harbour Strategic Value Partners Master Fund, LP and Blue Harbour Institutional Partners Master Fund, L.P. Indirectly owned by Blue Harbour Group, LP, Blue Harbour GP, LLC, Blue Harbour Holdings, LLC and Clifton S. Robbins.

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